UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-146533	20-8195578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 S. River Parkway Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-701-8779

HAGUE CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 12, 2010,  Finra advised the Registrant that its trading symbol of "HGUE" would change to "QTMM" effective April 13, 2010. The new symbol is due to the recent change in the issuer's name to Quantum Materials Corp.

SIGNATURES

QUANTUM MATERIALS CORP. (Registrant)

Dated: April 12, 2010	By:	/s/ Stephen Squires
Stephen Squires, Chief Executive Officer